EXHIBIT 23.5

                      CONSENT OF PAINEWEBBER INCORPORATED

We hereby consent to the use of our opinion letter to the Board of Trust Managers of Camden Property Trust (the "Company") included as Annex II-A to the Joint Prospectus/Proxy Statement which form a part of the Registration Statement on Form S-4 relating to the proposed merger of Paragon Group, Inc. with and into a wholly owned subsidiary of the Company and to the references to such opinion in such Joint Prospectus/Proxy Statement under the captions "Summary -- Opinions of Financial Advisors -- Camden" and "The Merger -- Opinions of Financial Advisors -- Camden". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                               PAINEWEBBER INCORPORATED

                                               BY: /s/ DAVID JARVIS
                                                       David Jarvis
                                                       Managing Director